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                                                                    EXHIBIT 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 16, 2000


Dear Madam,

We have read Item 4 included in the Form 8-K dated June 16, 2000 of Visual Edge Systems Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP




Copy to:
Ronald Seale, Chief Executive Officer, Visual Edge Systems Inc.